Exhibit 99.3

NEWS RELEASE

Parsley Energy Announces Midland Basin Acquisition

AUSTIN, Texas, August 15, 2016 — Parsley Energy, Inc. (NYSE: PE) (“Parsley Energy,” “Parsley,” or the “Company”) today announced that it has entered into an agreement to acquire certain undeveloped acreage and producing oil and gas properties in Glasscock County, Texas, as well as associated mineral and overriding royalty interests, for an aggregate purchase price of $400 million in cash, subject to customary closing conditions. Parsley intends to finance this acquisition through debt and equity issuances announced concurrently with the acquisition.

Acquisition Highlights

•	11,672 gross (9,140 net) leasehold acres near existing Parsley leasehold in Glasscock County, Texas

•	Mineral and overriding royalty interests boost net revenue interest by approximately 5% on average

•	Estimated current net production of approximately 270 Boe per day from 67 gross (60 net) vertical wells

•	240 gross (215 net) horizontal drilling locations in the Lower Spraberry, Wolfcamp A, and Wolfcamp B formations, based on 660’ between-well spacing, with an estimated average lateral length of approximately 7,500’

•	Additional horizontal drilling locations in the Middle Spraberry, Wolfcamp C, and Cline formations

•	High average working interest of approximately 92% on identified drilling locations

•	99% held by production

•	Pre-existing facilities and infrastructure, including five saltwater disposal wells, facilitate ongoing development

•	Scheduled to close on or before October 4, 2016, subject to the satisfaction of customary closing conditions

Initial Glasscock County Horizontal Well Results

Parsley’s first producing horizontal well on the Glasscock County acreage the Company acquired in May has shown encouraging results to date. The Dwight Gooden 6-7-01AH, located approximately 2.5 miles west of the acreage to be acquired and completed in the Wolfcamp A interval with a 5,890’ stimulated lateral, registered a strong peak 30-day initial production (“IP”) rate of 1,161 Boe per day or 197 Boe per day per thousand stimulated feet. Normalized to 7,000 lateral feet, the well is outperforming the Company’s 1 million Boe EUR type curve for Midland Basin Wolfcamp A/B wells by 10% after almost 90 days of production, generating 82% oil during that timeframe.

“The pending acquisition of leasehold and associated assets establishes Glasscock County as another key development area for Parsley Energy,” stated Bryan Sheffield, CEO of Parsley Energy. “Offset well performance and initial results on our first horizontal well in the area suggest that the properties to be acquired may compete with the best of our existing horizontal drilling inventory, and the acquisition of associated royalty interests boosts the return profile of these properties. We continue to build a high-quality acreage footprint consisting of favorably distributed development areas that can accommodate significant rig count additions, and we believe this acquisition represents an important step toward a large-scale, basin-wide development program that can generate sustainably strong production and cash flow growth.”

Registration Statement

The Company has filed a registration statement (including a prospectus) with the SEC for the equity offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the equity offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the equity offering will arrange to send you the prospectus if you request it by contacting J.P. Morgan, via Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York, 11717, or by telephone at (866) 803-9204, or by e-mail at prospectus-eq_fi@jpmchase.com.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and natural gas reserves in the Permian Basin in West Texas.

Forward-Looking Statements

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in our filings with the SEC, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2015 and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The risk factors and other factors noted in our SEC filings could cause our actual results to differ materially from those contained in any forward-looking statement.

Contact Information

Brad Smith, Ph.D., CFA

Parsley Energy, Inc.

Vice President, Corporate Strategy and Investor Relations

ir@parsleyenergy.com

(512) 505-5199

Source: Parsley Energy, Inc.

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